Exhibit 10(n)
FIRST AMENDMENT TO CREDIT AGREEMENT
     This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of April 27, 2006 among FLORIDA EAST COAST INDUSTRIES, INC., a Florida corporation (the “Existing Borrower”), certain Subsidiaries of the Existing Borrower as guarantors (the “Existing Guarantors”), the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement (defined below).
RECITALS
     WHEREAS, the Existing Borrower, the Existing Guarantors, the Lenders and the Administrative Agent are party to that certain Credit Agreement dated as of February 22, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”);
     WHEREAS, the Existing Borrower has advised the Administrative Agent and the Lenders that it wishes to enter into a series of transactions that consists of the following (collectively, the “Transaction”): (i) the formation by the Existing Borrower of the following two Subsidiaries: Foxx Holdings, Inc., a Florida corporation and wholly owned subsidiary of the Existing Borrower (“Holdco”), and Foxx Merger Sub, Inc., a Florida corporation and wholly owned subsidiary of Holdco (“Merger Sub”), (ii) the merger of the Existing Borrower into Merger Sub with the Existing Borrower being the surviving entity (the “FECI Merger”), (iii) in connection with the FECI Merger, the shareholders of the Existing Borrower will receive shares of Holdco in exchange for their shares of the Existing Borrower and after giving effect to the FECI Merger, Holdco will own all of the shares of the Existing Borrower, (iv) immediately subsequent to the FECI Merger, the Existing Borrower will change its name to FEC Company and Holdco will change its name to Florida East Coast Industries, Inc., and (v) immediately subsequent to the FECI Merger, Holdco will acquire certain assets pursuant to the Codina Acquisition Documents (as defined in this Amendment) and the sellers of such assets will receive, among other things, shares of Holdco in compensation therefor;
     WHEREAS, after giving effect to the Transaction, the Loan Parties will be in violation of certain terms of the Credit Agreement unless the Lenders agree to modify such terms as set forth in this Amendment; and
     WHEREAS, the Loan Parties have requested that the Lenders modify certain terms of the Credit Agreement and the Lenders have agreed to such modifications, subject to the terms set forth herein as more fully set forth below.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT
     1. Amendments to Credit Agreement.
     (a) Existing Definitions.
     (i) The following definitions set forth in Section 1.01 of the Credit Agreement are amended and restated in their entirety as follows:
     “Adjusted Total Debt” means Debt of the Loan Parties determined on a consolidated basis, but (a) excludes all Non-recourse Debt of any Loan Party (excluding FECR and its Subsidiaries) and any Approved SPE and (b) includes all Debt consisting of recourse obligations of any Loan Party and any Approved SPE.
     “Adjusted Total EBITDA” means, for any fiscal period of the Borrower, the EBITDA of the Loan Parties minus with respect to each project of any Loan Party (excluding FECR and its Subsidiaries) and any Approved SPE financed by Non-recourse Debt, the sum of the amounts of any positive EBITDA with respect to each such project for such period.
     “Adjusted Total Interest Expense” means, for any period of the Borrower, Interest Expense of the Loan Parties minus with respect to each project of any Loan Party (excluding FECR and its Subsidiaries) and any Approved SPE financed by Non-recourse Debt, the sum of the amounts of any Interest Expense with respect to each such project for such period.
     “Borrower” means (i) prior to the consummation of the FECI Merger, the Existing Borrower and (ii) upon and after the consummation of the FECI Merger, Holdco.
     (ii) The second sentence of the definition of “Acquisition” set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:
     Notwithstanding the foregoing, Acquisition shall not include (i) any acquisition where the assets acquired consist solely of real property and assets incidental thereto (which may include operating buildings and office/industrial parks with tenant leases and property management contracts and personnel directly associated with the administration of such leases and contracts) or (ii) any acquisition of a Person all or substantially all of the assets of which consist of real property and assets incidental thereto (which may include operating buildings and office/industrial parks with tenant leases and property management contracts and personnel directly associated with the administration of such leases and contracts), in each case made by any Loan Party or any of their Subsidiaries in the ordinary course of its business; provided that Acquisition shall include any acquisition of a business as a going concern.
     (iii) Clause (k) of the definition of “Debt” set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:

     (k) all Debt of the types referred to in clauses (a) through (j) above of any partnership or joint venture (other than a joint venture that is itself a corporation, limited liability company, limited liability partnership, or limited liability limited partnership) in which such Person is a general partner or joint venturer, except to the extent that Debt is expressly made non-recourse to such Person.
     (iv) Clause (b) of the definition of “Net Income” set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:
     (b) any net income (or net loss) of any other Person in which such Person has less than a 100% ownership interest, except to the extent that any such income has actually been received by such Person in the form of cash dividends or similar distributions;
     (b) New Definitions. The following definitions are added to Section 1.01 to the Credit Agreement in the appropriate alphabetical order:
     “Codina Acquisition” means the acquisition of the equity interests and assets pursuant to the Codina Acquisition Documents, including all post closing transactions specified in the Codina Acquisition Documents.
     “Codina Acquisition Documents” means (a) the Agreement and Plan of Merger and Contribution, dated as of January 5, 2006, among Florida East Coast Industries, Inc, Foxx Holdings Inc., Foxx Merger Sub, Inc., Armando Codina, C/Countyline, LLC and C/WDL, Ltd, (b) the Agreement of Purchase and Sale of Membership Interests, dated as of January 5, 2006, among Codina Holdings III, Ltd., Armando Codina and FECR Land Holdings, LLC, (c) the Agreement of Purchase and Sale of Membership Interests, dated as of January 5, 2006, among Codina Atlas, Ltd., Armando Codina and Flagler Commons, LLC, (d) the Admission and Contribution Agreement, dated as of January 5, 2006, among Codina Doral, Inc., Armando Codina, Ana-Marie Codina Barlick, Alexandra Margarita Codina, Andria Codina Miyares, Amanda Marcia Codina and Flagler Doral, LLC and (e) each other agreement executed and delivered in connection with the foregoing agreements as part of the consummation of the Codina Acquisition.
     “Existing Borrower” means Florida East Coast Industries, Inc., a Florida corporation, (Federal Employer I.D. Number 59-2349968).
     “FECI Merger” means the merger of the Existing Borrower into Merger Sub with the Existing Borrower being the surviving entity and with the resulting consequence that Holdco becomes the sole owner of the Existing Borrower and the shareholders of the Existing Borrower become shareholders of Holdco.
     “Holdco” means Foxx Holdings, Inc., a Florida corporation, (Federal Employer I.D. Number 20-4427296).
     “Merger Sub” means Foxx Merger Sub, Inc., a Florida corporation.
     (c) Liens. Section 8.01(f), (g) and (h) of the Credit Agreement are amended and restated in their entirety and a new Section 8.01(i) is added to the Credit Agreement, each to read as follows:

     (f) in respect of property securing Non-recourse Debt of any Loan Party (excluding FECR and its Subsidiaries) or any Approved SPE, but any such Liens shall cover only the property of the project to which such Non-recourse Debt relates, provided, however, Non-recourse Debt owing by the same debtor and originated by the same creditor may be cross-collateralized;
     (g) in respect of CDD Debt up to an aggregate amount at any one time outstanding of $40,000,000;
     (h) arising from a reverse like-kind exchange or any similar type of investment that is necessary to complete a like-kind exchange permitted by Section 8.04(b)(xvi); and
     (i) other Liens (including Liens securing purchase money Debt) so long as the aggregate book value of all assets subject to such Liens does not exceed $50,000,000.
     (d) Liquidation, Sale of Assets and Merger. Section 8.03(b) of the Credit Agreement is amended and restated in its entirety to read as follows:
     (b) No Loan Party shall merge or consolidate with or into any other Person; provided, however, that (i) any Loan Party (other than the Borrower) may be merged into, or consolidated with, the Borrower or another Loan Party, if (x) immediately before and after giving effect to such merger or consolidation, no Default shall have occurred and be continuing and (y) such merger or consolidation involves the Borrower, the Borrower is the surviving Person and (ii) the Existing Borrower may merge into Merger Sub as part of the FECI Merger in accordance with the Codina Acquisition Documents.
     (e) Acquisitions and Investments.
     (i) Section 8.04(a) of the Credit Agreement is amended and restated in its entirety to read as follows
     (a) No Loan Party shall, directly or indirectly, make any Acquisition or enter into any agreement to make any Acquisition for consideration consisting of cash or cash equivalents, common Equity Interests of the Borrower (valued at the market value thereof as of the date of issuance thereof), other securities or properties of the Borrower or any other Loan Party (valued in good faith by the board of directors of the Borrower), the assumption of any debt (valued at the principal amount thereof), any other consideration (valued in good faith by the board of directors of the Borrower) or any combination of the foregoing; except that (i) the Borrower or any other Loan Party may make Acquisitions; provided that (A) immediately prior to such Acquisition, no Default shall have occurred and be continuing, (B) immediately after giving effect to such Acquisition, no Default shall have occurred or be continuing, (C) after giving effect to such Acquisition on a Pro Forma Basis, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.15 as of the most recent fiscal quarter end for which the Borrower has delivered financial statements pursuant to Section 7.06(a) or (b), (D) the aggregate value of all cash consideration (and assumed liabilities) for all Acquisitions (other than the Codina Acquisition) and other investments permitted under Section 8.04(b)(xii) made during each fiscal year shall not exceed $75,000,000 and (ii) the Borrower and the other Loan Parties may consummate the Codina Acquisition; provided that, (A) the aggregate value of all cash consideration (and assumed liabilities) shall not exceed $120,000,000 and (B) the total consideration (including equity and assumed liabilities) shall not exceed $300,000,000.
     (ii) Subsection 8.04(b)(xiii) and (xiv) of the Credit Agreement are amended and restated in their entirety to read as follows:
     (xiii) (A) investments in joint ventures in connection with the Codina Acquisition that exist on the date of such Acquisition; provided that the book value of the investments in such joint ventures when made shall not exceed $75,000,000 in the aggregate and (B) investments in other joint ventures; provided that (x) immediately prior to such investment, no Default shall have occurred and be continuing, (y) immediately after giving effect to such investment, no Default shall have occurred or be continuing, and (z) the amount of cash and the book value of other assets invested in joint ventures shall not exceed $100,000,000 in the aggregate, net of any return of capital from prior investments in joint ventures pursuant to this clause (z); or (xiv) advances, loans, or extensions of credit or other investments made after the date hereof for general corporate purposes, including without limitation seller or lessor financing in connection with asset sales and leases permitted hereunder, and Guarantees of Debt of Persons that are not Loan Parties, provided that the aggregate outstanding principal amount of all such investments, advances, loans, extensions of credit and Guarantees shall not exceed $100,000,000
     (f) Guarantees. Sections 8.05(b) and (d) of the Credit Agreement are amended and restated in their entirety to read as follows:
     (b) any Loan Party may execute and deliver performance guaranties to municipalities in connection with specific projects in the ordinary course of business,
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     (d) one or more Loan Parties may Guarantee any obligations of any Person that is not a Loan Party, provided that the aggregate maximum principal liability under all such Guarantees, together with the aggregate outstanding principal amount of investments, advances, loans and extensions of credit (other than such Guarantees) made pursuant Section 8.04(b)(xiv) above, does not exceed $100,000,000.
     (g) Use of Proceeds. Section 8.09(a) of the Credit Agreement is amended and restated in its entirety to read as follows:
     (a) for working capital, capital expenditures and other lawful corporate purposes, including the financing of investments in joint ventures,
     (h) Restrictive Covenants. Section 8.11(i) of the Credit Agreement is amended and restated in its entirety to read as follows:

     (i) clause (e) of this Section 8.11 shall not apply to covenants applicable to Non-recourse Debt of any Loan Party (excluding FECR and its Subsidiaries) or any Approved SPE and
     (i) Future Group Members. Section 8.14 of the Credit Agreement is amended and restated in its entirety to read as follows:
     No Loan Party shall create or acquire or permit to exist any interest in any Subsidiary unless (a) (i) such Subsidiary is a Guarantor or (ii) with respect to any new Subsidiary, such Subsidiary becomes a Guarantor and executes and delivers to the Administrative Agent a Joinder Agreement within thirty (30) days after it becomes a Subsidiary and (b) unless otherwise expressly agreed by the Required Lenders, such Subsidiary is or becomes a member of the Consolidated Group; provided, however, that (x) any Subsidiary that owns less than $100,000 in assets and in which the Borrower has an intent to dissolve in the future shall not be required to be a Guarantor and (y) any new non-wholly owned Subsidiary shall not be required to be a Guarantor if such action would require the consent of a third party or is otherwise contractually prohibited.
     (j) Schedules.
     (i) Schedules 6.01, 6.06, 6.09, 6.10, and 6.20 to the Credit Agreement are amended and restated in their entirety to read as set forth on new Schedules attached hereto.
     (ii) Schedule 1 to the Form of Compliance Certificate (Exhibit 7.06(g)) is amended and restated in its entirety to read as set forth on new Schedule 1 to Form of Compliance Certificate attached hereto.
     2. Agreement with regard to Certain Joint Ventures. For avoidance of doubt, the parties hereto agree that, as of the date hereof, the management of each of the following entities is not controlled, directly or indirectly through one or more intermediaries, or both, by a Loan Party and, therefore, such entities are not Subsidiaries: CM LeJeune LP, a Delaware limited partnership (a/k/a CM LeJeune LLLP, Ltd.), AMB Codina Beacon Lakes, LLC, a Delaware limited liability company, Beacon Village, LLC, a Delaware limited liability company, CM Doral Development, LLC, a Delaware limited liability company, Codina Doral, Ltd., a Florida limited partnership, and Boca 54 Land Associates, LLC, a Delaware limited liability company.
     3. Effectiveness; Conditions Precedent. This Amendment shall be effective when all of the conditions set forth in this Section 3 have been satisfied in form and substance acceptable to the Administrative Agent:
     (a) Executed Amendment. Receipt by the Administrative Agent of counterparts of this Amendment duly executed by each Loan Party and by the Lenders.
     (b) Revised Schedules. Receipt by the Administrative Agent of updated schedules to the Credit Agreement to make all schedules true and complete as of the date hereof.
     (c) Holdco Assumption of Borrower Obligations. Receipt by the Administrative Agent of the Assumption, Release and Joinder Agreement in the form attached hereto as Exhibit A (the “Assumption Document”) duly executed by the Existing Borrower, Holdco and the Administrative Agent, to evidence that, immediately upon the consummation of the FECI

Merger, (i) Holdco shall assume all obligations of the Borrower under the Loan Documents and shall become the “Borrower” for purposes of the Loan Documents, (ii) the Existing Borrower shall become a Guarantor and (iii) the Existing Borrower shall be released of all of its obligations as the “Borrower.”
     (d) New Guarantors. Receipt by the Administrative Agent of an executed Joinder Agreement with respect to all Subsidiaries of any Loan Party (excluding any Existing Guarantors and the Existing Borrower, but including all newly formed or acquired Subsidiaries) causing each of them to become a Guarantor (the “Joinder Agreement”).
     (e) Opinions of Counsel. Receipt by the Administrative Agent of favorable opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the date hereof, which opinions shall provide, among other things, that each of this Amendment, the Assumption Document and the Joinder Agreement has been duly authorized, executed and delivered by each of the Loan Parties party thereto, that each of this Amendment, the Assumption Document and the Joinder Agreement is a valid, binding and enforceable obligation of the Loan Parties party thereto and that the execution and delivery of this Amendment, the Assumption Document or the Joinder Agreement by the applicable Loan Parties and the consummation of the transactions contemplated thereby will not violate the Organization Documents and material agreements of such Loan Parties, and shall otherwise be in form and substance reasonably acceptable to the Administrative Agent and the Lenders.
     (f) No Material Adverse Change. There shall not have occurred a material adverse change since December 31, 2004 in the business, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Loan Parties and their Subsidiaries, taken as a whole, or FECR.
     (g) Litigation. There shall not exist any action, suit, investigation or proceeding pending or threatened in any court or before an arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect.
     (h) Authority Documents.
     (i) Certificates. Receipt by the Administrative Agent of the following, in each case in form and substance satisfactory to the Administrative Agent and its legal counsel:
     (x) for each new Loan Party, copies of the Organization Documents of each such Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the date hereof;
     (y) for each existing Loan Party, a certificate for each such Loan Party, certifying that the Organization Documents of each such Loan Party, which were delivered to the Administrative Agent on or about February 22, 2005 in connection with the original closing of the Credit Agreement, have not been rescinded or modified, have been in full force and effect since the Closing Date and are in full force and effect as of the date hereof; and

     (z) with respect to each Loan Party, a certificate with resolutions, incumbency and such other matters as the Administrative Agent may require evidencing the identity, authority and capacity of each Loan Party and each Responsible Officer thereof to act in connection with this Amendment, the Assumption Document and the Joinder Agreement to which such Loan Party is a party.
     (ii) Good Standings. Copies of certificates of good standing, existence or its equivalent with respect to each Loan Party certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation and each other state in which such Loan Party is qualified to do business.
     (i) Codina Acquisition. (i) the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, (A) all financial information regarding the assets being acquired pursuant to the Codina Acquisition and (B) the corporate structure of the Loan Parties and their Subsidiaries after giving effect to the Codina Acquisition, as requested by the Administrative Agent and (ii) the Codina Acquisition shall have been consummated on substantially the terms set forth in the Codina Acquisition Documents previously provided to the Administrative Agent on or about January 6, 2006 (together with such modifications as agreed to by the Administrative Agent).
     (j) Consents. The Administrative Agent shall have received evidence that all governmental, shareholder and material third party consents and approvals necessary in connection with the Codina Acquisition, this Amendment, the Assumption Document and the Joinder Agreement have been obtained, except where the failure to obtain such consent could not be expected to have a Material Adverse Effect, and all applicable waiting periods have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the Codina Acquisition, this Amendment, the Assumption Document and the Joinder Agreement or that could seek to threaten any of the foregoing.
     (k) Fees. Receipt by the Administrative Agent and the Lenders of any fees invoiced and required to be paid on or before the date hereof.
     4. Ratification of Credit Agreement. The term “Credit Agreement” as used in each of the Loan Documents shall hereafter mean the Credit Agreement as amended and modified by this Amendment. Except as herein specifically agreed, the Credit Agreement, as amended by this Amendment, is hereby ratified and confirmed and shall remain in full force and effect according to its terms. Each of the Loan Parties acknowledge and consent to the modifications set forth herein and agree that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents (including, without limitation, the indemnity obligations set forth therein) and that, after the date hereof, this Amendment, the Assumption Document and the Joinder Agreement shall each constitute a Loan Document.
     5. Authority/Enforceability. Each of the Loan Parties represents and warrants as follows:
     (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment, the Assumption Document and the Joinder Agreement to which it is a party.
     (b) This Amendment, the Assumption Document and the Joinder Agreement to which it is a party have been duly executed and delivered by such Loan Party and constitutes such

Loan Party’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
     (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Loan Party of this Amendment, the Assumption Document or the Joinder Agreement, to the extent it is a party thereto.
     (d) The execution and delivery of this Amendment, the Assumption Document and the Joinder Agreement does not (i) violate, contravene or conflict with any provision of its, or its Subsidiaries’ Organization Documents or (ii) materially violate, contravene or conflict with any Requirement of Law or any other law, regulation, order, writ, judgment, injunction, decree or permit applicable to it or any of its Subsidiaries.
     6. Representations and Warranties of the Loan Parties. The Loan Parties represent and warrant to the Administrative Agent and the Lenders that (a) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement are true and correct in all material respects as of the date hereof and (b) after giving effect to this Amendment and the other transactions contemplated herein, no event has occurred and is continuing which constitutes a Default or an Event of Default.
     7. Covenants of the Loan Parties. The Loan Parties shall promptly upon the filing thereof deliver to the Administrative Agent a copy of the amendments to the articles of incorporation evidencing the change of name for the Existing Borrower and Holdco, each certified by the appropriate Governmental Authority.
     8. Release. In consideration of the Administrative Agent and the Lenders entering into this Amendment on behalf of the Lenders, the Loan Parties hereby release the Administrative Agent, the L/C Issuer, each of the Lenders, and the Administrative Agent’s, the L/C Issuer’s and each of the Lenders’ respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act solely in connection with the Loan Documents on or prior to the date hereof.
     9. Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered promptly upon request.
     10. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
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     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered and this Amendment shall be effective as of the date first above written.

EXISTING BORROWER:
FLORIDA EAST COAST INDUSTRIES, INC., a Florida corporation

	By:	/s/ Bradley D. Lehan

Name: Bradley D. Lehan Title: Vice President

EXISTING GUARANTORS:	FLORIDA EAST COAST RAILWAY, L.L.C., a Florida limited liability company

FEC HIGHWAY SERVICES, INC., a Florida corporation

FLORIDA EXPRESS LOGISTICS, INC., a Florida corporation

FLORIDA EAST COAST DELIVERIES, INC., a Florida corporation

RAILROAD TRACK CONSTRUCTION CORPORATION, a Florida corporation

FLAGLER TRANSPORTATION SERVICES, INC., a Florida corporation

	By:	/s/ Bradley D. Lehan

Name: Bradley D. Lehan Title: Vice President, of each of the above Guarantors

BEACON STATION 22, 23 AND 24 LIMITED PARTNERSHIP, a Delaware limited partnership

	By:	GCC BEACON 22, 23 & 24, LLC, its general partner

		By:	FLAGLER DEVELOPMENT COMPANY, its sole member

			By:	/s/ Bradley D. Lehan

Name: Bradley D. Lehan Title: Treasurer

GCC BEACON 22, 23 & 24, LLC, a Florida limited liability company

	By:	FLAGLER DEVELOPMENT COMPANY, its sole member

	By:	/s/ Bradley D. Lehan

Name: Bradley D. Lehan Title: Treasurer

GRAN CENTRAL-DEERWOOD NORTH, L.L.C., a Delaware limited liability company

	By:	FLAGLER DEVELOPMENT COMPANY, its sole member

	By:	/s/ Bradley D. Lehan

Name: Bradley D. Lehan Title: Treasurer

FLAGLER DEVELOPMENT REALTY, INC., a Florida corporation

By:	/s/ Bradley D. Lehan

Name: Bradley D. Lehan Title: Vice President

X	FLAGLER DEVELOPMENT COMPANY, a Florida corporation

	By:	/s/ Bradley D. Lehan

Name: Bradley D. Lehan Title: Vice President

FDC LAND HOLDINGS, LLC, a Florida limited liability company by Flagler Development Company its sole member

	By:	/s/ Bradley D. Lehan

Name: Bradley D. Lehan Title: Vice President

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ Ronaldo Naval

Name: Ronaldo Naval Title: Vice President

LENDERS:	BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

	By:	/s/ John M. Hall

Name: John M. Hall Title: Senior Vice President

SUNTRUST BANK

By:	/s/ Kathy Boozer Boone

Name: Kathy Boozer Boone Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Miriam D. Howard

Name: Miram D. Howard Title: Vice President

LASALLE BANK, NATIONAL ASSOCIATION

By:	/s/ Hollis J. Griffin

Name: Hollis J. Griffin Title: First Vice President